For period ended 6/30/05                                            Series 17
File Number 811-2429

Sub-Item 77Q3:  Exhibits
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Because the  electronic  format for filing Form N-SAR does not provide  adequate space for responding to Item 15, the following are additional sub-custodians for the series' listed above:

Sub-custodian:    Barclays Bank of Uganda Limited
Foreign Country:  Uganda
Type of Custody:  Foreign Custodian Rule 17f-5

Sub-custodian:    Ing Bank Ukraine
Foreign Country:  Ukraine
Type of Custody:  Foreign Custodian Rule 17f-5

Sub-custodian:    HSBC Bank Middle East Limited
Foreign Country:  United Arab Emirates
Type of Custody:  Foreign Custodian Rule 17f-5

Sub-custodian:    State Street Bank and Trust Company, United Kingdom Branch
Foreign Country:  United Kingdom
Type of Custody:  Foreign Custodian Rule 17f-5

Sub-custodian:    BankBoston, N.A.
Foreign Country:  Uruguay
Type of Custody:  Foreign Custodian Rule 17f-5

Sub-custodian:    Citibank, N.A.
Foreign Country:  Venezuela
Type of Custody:  Foreign Custodian Rule 17f-5

Sub-custodian:    The Hongkong and Shanghai Banking Corporation Limited
Foreign Country:  Vietnam
Type of Custody:  Foreign Custodian Rule 17f-5

Sub-custodian:    Barclays Bank of Zambia plc.
Foreign Country:  Zambia
Type of Custody:  Foreign Custodian Rule 17f-5

Sub-custodian:    Barclays Bank of Zimbabwe Limited
Foreign Country:  Zimbabwe
Type of Custody:  Foreign Custodian Rule 17f-5